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                                                                      EXHIBIT 10

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT ("Agreement") is dated as of March 1, 2003, between InsuranCenter Corp. of Alpena ("Employer"), and Ralph M. Stepaniak ("Employee").

                                 R E C I T A L S

A. Pursuant to a Stock Purchase Agreement ("Purchase Agreement"), dated as of the date hereof, by and among First Federal of Northern Michigan ("Buyer"), on the one hand, and Ralph M. Stepaniak and Kathleen M. Stepaniak (jointly referred to as "Sellers"), on the other hand, the Buyer is purchasing all of the outstanding shares of the capital stock of the Employer (such transaction shall be referred to herein as the "Acquisition") for the consideration described therein.

B. The execution and delivery of this Agreement is a condition precedent to the closing of the Acquisition pursuant to the Purchase Agreement.

C. The Employer desires to ensure the availability of the Employee's services and the Employee is willing to render such services to the Employer upon and subject to the terms and conditions contained in this Agreement.

D. Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Purchase Agreement.

                                A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement and as an integral part of the bargain among the Buyer and the Employee reflected in the Purchase Agreement, including the schedules and exhibits thereto, the Employer and the Employee agree as follows:

      1. Term of Employment. Subject to Section 5 hereof, the Employer hereby employs the Employee, and the Employee hereby accepts employment with the Employer, for a period of three years, commencing on the date of this Agreement and ending on the third anniversary of the date hereof ("Term").

      2. Duties. The Employee shall serve as the President of the Employer, with duties and responsibilities that are outlined in the Employee's job description, attached and incorporated in this Agreement as Exhibit A. The Employee will be furnished with such resources, facilities, services and working conditions, as are consistent with the current practices of the Buyer. The Employee accepts such employment and agrees to devote Employee's full time, attention and best personal abilities to the service of the Employer.
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      3. Compensation and Expenses.

      (a) Base Salary. Subject to Section 5 hereof, during the Term, in exchange for the services to be rendered by the Employee to the Employer pursuant to this Agreement, the Employer shall compensate the Employee with a base salary at the rate of One Hundred Thousand Dollars and No Cents ($100,000.00) per year ("Salary"), payable in accordance with the Employer's payroll practices in effect from time to time during the Term, less applicable withholdings and deductions.

      (b) Expenses. In addition to Employee's Salary, the Employer will reimburse the Employee for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, upon submission of reasonable documentation sufficient for income tax reporting under Section 274 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder ("Expenses"). Such reimbursement will be made in accordance with the policies and procedures of the Employer in effect from time to time relating to reimbursement of employees. The Employer shall also provide the Employee with an automobile allowance in the gross amount of Five Hundred Dollars ($500.00) per calendar month.

      4. Benefit Programs. Subject to Section 5 hereof, during the Term, the Employee shall be entitled to reasonable vacation. The vacation must be utilized during the year in which it is accumulated or it will be forfeited. It is expected that the vacation will be scheduled according to the needs and requirements of the business. The Employee will be eligible to participate in any other fringe benefit plan ("Benefits"), as established by the Board of Directors of the Employer, including group health, disability and life insurance, and the 401(k) plan. In addition, the Employee shall be eligible to purchase, on an after-tax basis, health care insurance under the retiree suffix maintained by First Federal of Northern Michigan. Employee shall promptly reimburse First Federal of Northern Michigan for the actual cost to First Federal of Northern Michigan of this benefit. The Employer may change, add or cancel its benefit plans in its sole discretion. The changes will apply to Employee when he receives written notice of them.

      5. Termination.

      (a) Termination at Will. Employee may terminate the employment relationship at any time, with or without cause, by giving the Employer thirty days prior written notice. The Employer may terminate the employment relationship at any time, with or without cause, by giving Employee thirty days prior written notice or thirty days pay in lieu of notice. If the Employer terminates the Employee's employment without cause, Employee shall be entitled to receive his Salary and Benefits for the remaining Term, as well as any earn-out payments in accordance with Section 1.7 of the Purchase Agreement.


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      (b) Termination for Cause. The Employer may terminate the employment relationship immediately for cause, including but not limited to any material breach of this Agreement, any deliberate damage to Employer property, any deliberate refusal to perform job duties, any act of dishonesty or embezzlement in connection with employment, any felony conviction involving moral turpitude, death, and any medical condition that prevents Employee from performing the essential functions of Employee's job, with or without accommodation, for a sixty consecutive day period or for ninety or more calendar days on an intermittent basis.

      (c) Continuing Effect. Notwithstanding any termination of the Employee's employment under sub-section (a) or (b) of this Section, the provisions of the Covenant Not To Compete Agreement, attached and incorporated in this Agreement as Exhibit B, shall remain in full force and effect and shall be binding upon the legal representatives, successors and assigns of the Employee. The Employer's obligations in connection with Salary, Expenses and Benefits shall cease without limiting any of the Employer's other rights or remedies.

      (d) Date of Termination. With respect to any termination in accordance with the provisions of this Section 5, the date of termination ("Date of Termination") shall be the date that the Employee (or the Employer, as the case may be) is notified (in accordance with Section 15 hereof) of such termination, or the date of the Employee's death.

      6. Nondisclosure of Confidential Information.

      The Employee acknowledges that, during his employment, he will learn and will have access to confidential information regarding the Employer, including without limitation: (i) confidential financial information, programs, documents, agreements or other material relating to the business, services or activities of the Employer, and (ii) trade secrets, market reports, customer investigations, customer lists and other similar information that is proprietary information of the Employer (collectively referred to as "Confidential Information"). The Employee acknowledges that such Confidential Information as is acquired and used by the Employer is a special, valuable and unique asset. All records, documents, files, materials and Confidential Information obtained by the Employee in the course of his employment with the Employer are confidential and proprietary and shall remain the exclusive property of the Employer. The Employee shall not during the Term of this Agreement or any time thereafter (irrespective of the circumstances under which the Employee's employment with the Employer terminates), for any reason, use for his own benefit or the benefit of any person or entity with which he may be associated or, subject to the following sentence, disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of a majority of the Board of Directors of the Employer, unless such Confidential Information previously shall have become public knowledge through no action by or omission of the Employee. Notwithstanding the foregoing, the Employee may disclose such information if it is: (i) readily ascertainable from public information or trade sources; (ii) reasonably required to be included in an annual report or proxy statement of the Employer, Buyer or Alpena Bancshares, Inc.; (iii) reasonably

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required to be included in any filing or application required by any governmental or regulatory agency; (iv) received from a third party not under any obligation to keep such information confidential; or (v) required by law or regulation to be disclosed.

      7. Non-Compete Covenant. Employee understands and agrees that he is bound by the Covenant Not To Compete Agreement that is attached to the Purchase Agreement and incorporated in this Agreement.

      8. Remedies. Employee acknowledges that the restrictive covenants contained in Sections 6 and 7 of this Agreement are reasonable and necessary for the protection of the legitimate business interest of Employer and that a violation of these restrictions would cause substantial and irreparable injury to Employer. Employer hereby acknowledges that it would not have entered into this Agreement with Employee without receiving the benefit of the Employee's agreement to be bound by these restrictive covenants.

      Therefore, in the event of a breach by Employee of any provisions of this Agreement or the incorporated Exhibits of this Agreement, Employer, in addition to all other rights and remedies it may have, shall be entitled to preliminary and permanent restraining order and injunction restraining the Employee from doing or continuing to do any such act in violation of this Agreement ("Injunctive Relief"), without bond and without showing or proving any actual damage sustained by Employer, it being acknowledged that the relationship and opportunity permitted by Employer cannot be adequately valued in money terms; and that a breach of this Agreement by Employee will cause irreparable injury to Employer.

      Employer shall also be entitled to recover damages from Employee for breach of this Agreement or the incorporated Exhibits. Employer shall further be entitled to the recovery from Employee of Employer's actual reasonable attorney fees and costs of any action against it for breach of this Agreement or the incorporated Exhibits, to be awarded by a court of competent jurisdiction in which injunctive relief, including specific performance or damages are awarded.

      9. Employer's Property. Employee acknowledges that all files, software, records, lists, books, products, customer leads, and other materials, whether owned by Employer at the time of employment or developed during the course of employment, used in connection with the conduct of its business, shall at all times remain the property of Employer.

      Upon the termination of the employment relationship with Employer, Employee shall return all records, documents, and other written, printed, photographic or physical materials of any type that belong to or pertain to Employer, including without limitation, computer printouts, software, customer lists or documents, client files, manuals, drawings, plans, specifications, calculations, proposals, financial information, and all other documents relating to Employer then in Employee's possession or control, and Employee shall not make or retain


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any copies or extracts, including hand-written summations, of any such documents. Employee shall indemnify Employer against any loss or damage to Employer's samples for any reason.

      10. Severability. Each provision in this Agreement is separate. If any provisions of this Agreement are ever held by a court to be unenforceable, the parties agree that this Agreement shall be enforced to the extent it is deemed to be reasonable and in such a manner as to afford Employer the fullest protection commensurate with making this Agreement, as modified, legal and enforceable under applicable laws, and the balance of this Agreement shall not be affected, but will be construed as severable and independent.

      11. No Waiver of Breach. Employer's failure to exercise, or delay in exercising, any power or right under this Agreement shall not operate as a waiver, nor shall any single or partial exercise of any such right or power preclude any other or further exercise of such power, right, or remedies otherwise available in equity or at law.

      12. No Modification. The terms of this Agreement may be altered only in writing signed by the Employer's Chairperson of the Board, or designee authorized by the Employer's board of directors. This Agreement and the attached and incorporated Exhibits represent the full and complete agreement between the parties concerning the terms of employment of the Employee.

      13. Michigan Law. This Agreement shall be governed by the laws of the State of Michigan, and shall be binding upon the successors, assigns and representatives of the parties.

      14. Arbitration. Other than the Injunctive Relief explained in foregoing
Section 8, all claims by Employee relating to breach of this Agreement, pay or benefits, transfer or promotion, discipline resulting in loss of pay or benefits, or termination of employment, including claims based on state or federal civil rights laws, will be resolved by arbitration. The arbitration will be conducted according to the Michigan Supreme Court's arbitration rule and the American Arbitration Association's ("AAA") national rules for the resolution of employment disputes. The Supreme Court rule will govern to the extent there are any conflicts between the rules. Employee waives any time limit to the contrary and will file for arbitration within 180 days of the events giving rise to his claims or the claims are forever barred. Employee will pay any filing fees required by AAA. Employee and the Employer will each thereafter pay one-half of any administrative or other fees assessed by AAA and one-half of the arbitrator's compensation. The arbitration hearing will be held in Alpena, Michigan at a mutually agreeable location. The parties' burdens of proof and the remedies available will be determined by the state or federal law applicable to the claims involved. The arbitrator will prepare a written award stating findings of fact and conclusions of law. The amount of damages, interest, costs, and attorney fees awarded to either party, if any, will be stated with specificity. The arbitrator may assess filing fees, administrative and other fees, and the arbitrator's compensation as part of costs. The arbitrator's award will be final and binding upon both parties and the Michigan circuit court may enter a judgement based upon the award.

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Judicial review of the award will be permitted only in accordance with the
Supreme Court's arbitration rule.

      15. Notices. Any notice required or desired to be given under this Agreement shall be deemed given if in writing delivered by hand or sent by certified mail to the Employee's last address on file with the Employer or to the Employer's principal office, as the case may be.

      16. Employment Policies and Work Rules. Except as expressly stated in this Agreement, the Employer's usual employment policies and work rules will apply to Employee. The Employer may change its policies and rules in its sole discretion. The changes will apply to Employee when he receives written notice of them.

      17. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

      18. Construction. This Agreement will be construed as a whole according to its fair terms. It will not be construed strictly for or against either party.

      19. Assignability. Any of the rights and obligations of the Employer hereunder may be assigned at the sole discretion of the Employer. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Employer. The Employee's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Employee will be void.

      20. Representations. The Employee represents and warrants to the Employer that he has been represented by legal counsel in the preparation, negotiation, execution and delivery of this Agreement.

      21. Direction of Business. Nothing in this Agreement shall be deemed to limit or restrict, directly or indirectly, the discretion of the Board of Directors of the Employer in directing the capitalization, financing, strategy, development, operations or business of the Employer.

      22. Severability of Provisions. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.


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      IN WITNESS WHEREOF, the Employer and the Employee have executed this
Agreement below.

      SIGNED AND EXECUTED at Alpena, Michigan, this 12 day of June, 2003.

                                            INSURANCENTER CORP. OF ALPENA


                                            By:_____________________________
                                            Its:       _______________


      SIGNED AND EXECUTED at Alpena, Michigan, this _____ day of
_______________, 2003.


                                            ________________________________
                                            Ralph M. Stepaniak


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